UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 25, 2009

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23876	43-1531401
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

150 North Michigan Avenue

Chicago, Illinois  60601

(Address of principal executive offices)

(Zip Code)

(312) 346-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Explanatory Note

The Registrant is filing this Amendment No. 1 to its Current Report on Form 8-K (“Amendment No. 1.”) dated February 25, 2009 to revise Item 9.01 and include all schedules, exhibits and other similar attachments to Exhibits 10.1 and 10.2 listed below, in response to a request by the Securities and Exchange Commission (the “Commission”).

The Registrant previously filed the Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) by and among the Registrant and certain of its affiliates, as borrowers, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent and Canadian collateral agent, and the lenders from time to time party thereto (the “Parties”) as Exhibit 10.2 to the original Form 8-K.  However, the Amended and Restated Credit Agreement is not a stand-alone document, but rather, is an exhibit to the First Amendment to Credit Agreement and to Security and Pledge Agreement by and among the Parties which is refiled as Exhibit 10.1 to this Amendment No. 1.  Therefore, the Registrant is eliminating the reference to the Amended and Restated Credit Agreement in Item 9.01 and is, pursuant to the Commission’s request, filing the Amended and Restated Credit Agreement as part of Exhibit 10.1 listed below.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1

First Amendment to Credit Agreement and to Security and Pledge Agreement, dated as of February 25, 2009, by and among Smurfit-Stone Container Corporation, as the parent and guarantor, Smurfit-Stone Container Enterprises, Inc. and Smurfit-Stone Container Canada Inc., as borrowers, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent and Canadian collateral agent, and the other financial institutions party thereto, as lenders.

10.2

First Amendment to Amended and Restated Credit Agreement, dated as of February 27, 2009, by and among Smurfit-Stone Container Corporation, as the parent and guarantor, Smurfit-Stone Container Enterprises, Inc. and Smurfit-Stone Container Canada Inc., as borrowers, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent and Canadian collateral agent, and the other financial institutions party thereto, as lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 17, 2009

SMURFIT-STONE CONTAINER CORPORATION

		By:	/s/ Craig A. Hunt
		Name:	Craig A. Hunt
		Title:	Senior Vice President, Secretary, and General Counsel